1 SUPPLEMENTAL INDENTURE No. 5 SUPPLEMENTAL INDENTURE No. 5 (this “Supplemental Indenture”) dated as of January 30, 2024 among Maxeon Solar Technologies, Ltd. (or its successor) (the “Company”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the indenture referred to below. WHEREAS the Company (or its successor) has heretofore executed and delivered to the Trustee and DB Trustees (Hong Kong) Limited as the collateral trustee (the “Collateral Trustee”) an indenture (as amended by (a) that certain Supplemental Indenture No. 1, dated September 30, 2022, by and among the Company, the Trustee and the Collateral Trustee, (b) that certain Supplemental Indenture No. 2, dated October 14, 2022, by and among the Company, the New Guarantor (as defined therein), the Trustee and the Collateral Trustee, (c) that certain Supplemental Indenture No. 3, dated October 14, 2022, by and among the Company, SunPower Philippines Manufacturing Ltd., the Trustee, the Collateral Trustee and the Supplemental Collateral Trustee named therein, and (d) that certain Supplemental Indenture No. 4, dated November 13, 2023, by and among the Company, the Trustee and the Collateral Trustee and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) dated as of August 17, 2022, providing for the issuance of the Company’s 7.50% Convertible First Lien Senior Secured Notes (the “Notes”), initially in an aggregate principal amount of $207,000,000; WHEREAS the Indenture provides that, pursuant to Section 8.02 of the Indenture, the Company and the Trustee may, subject to Sections 8.01, 8.03, 7.05 and 7.08 of the Indenture and clauses (i) to (x) of Section 8.02(A) of the Indenture, amend or supplement any provision of the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding; WHEREAS pursuant to an Acknowledgement Letter to a Letter of Consent, dated January 30, 2024, Zhonghuan Singapore Investment and Development Pte. Ltd., in its capacity as the Holder of $207,000,000 principal amount of the Notes, representing 100% of the outstanding principal amount of the Notes, consents to the execution and delivery of this Supplemental Indenture and the amendments to the Indenture set forth herein; and WHEREAS pursuant to Section 8.02 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture; NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders (as defined in the Indenture) as follows: 1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof. 2. Amendments to Section 1.01 of the Indenture. The definition of “Interest Execution Version

2 Payment Date” is hereby as follows (with additions showing in double underline): ““Interest Payment Date” means, with respect to a Note, each February 17 and August 17 of each year, commencing on February 17, 2023 (or commencing on such other date specified in the certificate representing such Note); provided that, to the extent the Company elects to pay any portion of the interest due and payable on an Interest Payment Date (such Interest Payment Date, a “Relevant Interest Payment Date”) in Ordinary Shares pursuant to Section 2.05(D) hereof, with respect to any Holder, and with respect to the portion of interest to be paid in Ordinary Shares only, (x) to the extent no notification in writing is received from such Holder on its ability or inability to accept the delivery of the relevant Ordinary Shares, or the Company has received notification in writing from such Holder confirming its ability to accept the delivery of the relevant Ordinary Shares, each pursuant to terms set forth in the immediately following paragraph, the Relevant Interest Payment Date or (y) to the extent the Company has received notification in writing from such Holder of its inability to accept the delivery of the relevant Ordinary Shares, pursuant to terms set forth in the immediately following paragraph, such date that falls seven (7) Business Days following the Company’s receipt of a written notice from such Holder confirming that it is able to accept the delivery of such Ordinary Shares in the manner contemplated under the Indenture (such date as provided in the sub-clause (x) or (y), the “Share Interest Payment Date”). Each Holder shall, as soon as practicable and in any case within five (5) Business Days following the Company’s delivery of the notice pursuant to Section 2.04(D) hereof indicating its election to pay a portion of the interest due in Ordinary Shares, notify the Company in writing of such Holder’s ability or inability to accept the delivery of the relevant Ordinary Shares. To the extent the Company does not receive such notification from any Holder within five (5) Business Days following the Company’s delivery of the notice pursuant to Section 2.04(D), the Company is entitled to deem such Holder to be able to accept the delivery of the relevant Ordinary Share. In the event that the Company is unable to deliver the relevant Ordinary Shares on the relevant Share Interest Payment Date due to the Holder’s inability to accept such delivery, the Company shall be deemed to have fulfilled its payment obligations with respect to the relevant portion of the interest and shall not be held liable for any loss, whether direct or indirect or actual or potential, that the Holder may suffer, or claim to have suffered, as a result. For the avoidance of doubt, the amount of interest due on any Interest Payment Date and/or the value of Ordinary Shares issued to pay any interest due shall be calculated without giving effect to the proviso set forth in the first paragraph of this definition. For the avoidance of doubt, the Maturity Date is an Interest Payment Date.” 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

3 4. Governing Law. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, IS GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 5. Trustee Make No Representation. The Trustee make no representation as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. 7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof. [Remainder of page intentionally left blank]

[Signature Page to Supplemental Indenture] AS_ACTIVE:\34124800\2\77557.0003 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. MAXEON SOLAR TECHNOLOGIES, LTD. By: Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, REGISTRAR, PAYING AGENT, CONVERSION AGENT By: Name: Title: By: Name: Title: KAI STROHBECKE Chief Financial Officer

[Signature Page to Supplemental Indenture] AS_ACTIVE:\34124800\2\77557.0003 IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written. MAXEON SOLAR TECHNOLOGIES, LTD. By: Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE, REGISTRAR, PAYING AGENT, CONVERSION AGENT By: Name: Title: By: Name: Title: Carol Ng Vice President Sebastian Hidalgo Assistant Vice President